UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

980 North Federal Highway, Suite 110

Boca Raton, Florida 33432

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per shares	INMB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2021, INmune Bio, Inc. (the “Company”), entered into a lease agreement (the “Lease Agreement”) with Crocker Mizner Park IV, Ltd., a Florida limited partnership (the "Landlord") whereby the Company shall have 5,165 square feet of rental area located on the 6th floor, Suite 6640, Mizner Park Office Tower, located at 225 N.E. Mizner Boulevard, Boca Raton, Florida 33432 (the “Premises”). Pursuant to the Lease Agreement the Company has rented the Premises for a term of sixty-four months (the “Term”) with the Term commencing upon the earlier of (a) October 1, 2021, or (b) ten days after the date on which the Premises are ready for occupancy as per the Lease Agreement. The Company will pay a monthly rent of $9,839.33 (the “Rent”) subject to yearly increment as per the Lease Agreement.

The foregoing summaries of the terms of the Lease Agreement described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Lease Agreement and the Rent therein is incorporated by reference herein.

Item 9.01 Financial statements and Exhibits

(d) Exhibits.

10.1	Lease Agreement dated September 13, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: September 14, 2021	By:	/s/ David Moss
David Moss
Chief Financial Officer

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